                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 Date of Report
                                  July 26, 1999



                          WESTERN WIRELESS CORPORATION
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                                   Washington
               --------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)




              000-28160                                91-1638901
       ------------------------             ---------------------------------
       (Commission File Number)             (IRS Employer Identification No.)


                              3650 131st Avenue SE
                               Bellevue, WA 98006
    ------------------------------------------------------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's telephone number, including area code: (425) 586-8700
                                                          -----------------



--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5. OTHER EVENTS

On July 26, 1999, Western Wireless Corporation issued the following press release:

FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT:
Investment Community:                              Media:
Gina Haggerty                                      John Snyder
(425) 586-8671                                     Snyder Buscher Group
gina.haggerty@wwireless.com                        (206) 652-9704
                                                   jsnyder@sbgir.com

        WESTERN WIRELESS ANNOUNCES SECOND QUARTER 1999 FINANCIAL RESULTS
              - CASH FLOW OF $61.7 MILLION FOR THE SECOND QUARTER -
      - 42,100 INCREASE IN SUBSCRIBERS DURING THE SECOND QUARTER OF 1999 -

        BELLEVUE, Wash. (July 26, 1999) -- Western Wireless Corporation (NASDAQ:
WWCA), a leading provider of cellular services, announced today its financial and operating results for the second quarter ended June 30, 1999.

        "Our partnership with rural America continues to thrive. The demand for accessible and quality telecommunication service in rural markets has never been stronger, and our ability to deliver has never been better," said John W. Stanton, chairman and chief executive officer of Western Wireless. "The company experienced increased subscriber growth, higher average revenue and record cash flow. EBITDA (operating income before non-cash charges) exceeded $60 million and we achieved a 47% margin during the second quarter of 1999, a 72 percent increase from the same quarter in 1998."

        "Internationally, we achieved two milestones this quarter," continued Stanton. "Western Wireless International celebrated the one year anniversary of service in Iceland and also noted the achievement of more than 120,000 subscribers in 3 countries."

        Mikal Thomsen, president and chief operating officer of Western Wireless, added, "Our recent acquisition of the McAllen and Brownsville MSA's provides us with additional growth opportunities in Texas. We continue to grow our footprint as well as our cashflow and subscribers." The purchase of the Rio Grande Valley was completed at a cost of $96 million.

        COMPANY RESULTS

        At the end of the second quarter 1999, the company reported total revenues of $136.6 million, up 39 percent over the same quarter a year ago. Net loss from continuing operations was $55.7 million for the quarter ended June 30, 1999, a loss of $0.73 per share. Net loss for the quarter ended June 30, 1999 was $47.9 million, a loss of $0.63 per share. A non-cash expense of $66.5 million was recognized for the restructuring of employee stock options in connection with the spin-off of VoiceStream Wireless on May 3, 1999; a favorable adjustment to the prior estimated loss from the VoiceStream discontinued operations in the amount of $7.7 million was also recognized.

        Subscribers increased by 42,100, including 5,200 from the Rio Grande Valley acquisition, to 737,600 during the second quarter of 1999, a 27 percent year to year increase. Service revenues for the second quarter of 1999 increased 38 percent from the same quarter a year ago to $131 million. EBITDA for the quarter was $61.7 million, a 72 percent increase over the second quarter of 1998. Capital expenditures were $38.3 million for the quarter. Over $23 million in free cash flow (EBITDA less capital expenditures) was generated during the second quarter of 1999.

        Western Wireless International operating companies in Latvia, Georgia, and Iceland continued their impressive growth in the second quarter of 1999, increasing subscribers by over 25% to 120,000. The Iceland operation celebrated its first anniversary in May, achieving record penetration. WWI launched service in Croatia on July 1st and the Haiti launch is on schedule for third quarter 1999.

        Based in Bellevue, Wash., Western Wireless Corp. is a leading provider of wireless communications services in the western United States and international locations. It currently offers cellular service marketed under the Cellular One(R) name in 17 western states. Through its subsidiaries, Western Wireless holds licenses to offer wireless service in 7 countries.


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                          WESTERN WIRELESS CORPORATION
                  SUPPLEMENTARY FINANCIAL AND OPERATIONAL DATA
                  (Dollars in thousands, except per share data)
                                   (Unaudited)


                                                              Three months ended June 30,     Six months ended June 30,
                                                             ----------------------------    ----------------------------
                                                                  1999            1998            1999            1998
                                                             ------------    ------------    ------------    ------------
Revenues:
     Subscriber revenues                                     $     95,268    $     80,757    $    182,202    $    156,860
     Roamer revenues                                               34,431          13,210          57,681          23,697
     Equipment sales and other revenues                             6,852           4,437          12,531           8,477
                                                             ------------    ------------    ------------    ------------
         Total revenues                                           136,551          98,404         252,414         189,034
                                                             ------------    ------------    ------------    ------------

Operating expenses:
     Cost of service                                               15,448          13,711          30,952          25,598
     Cost of equipment sales                                        8,061           7,525          15,824          14,977
     General and administrative                                    28,848          21,786          55,552          42,048
     Sales and marketing                                           22,446          19,444          43,906          36,935
     Depreciation and amortization                                 26,604          17,492          49,045          35,042
     Stock based compensation                                      66,496                          66,496
                                                             ------------    ------------    ------------    ------------
         Total operating expenses                                 167,903          79,958         261,775         154,600
                                                             ------------    ------------    ------------    ------------

Operating income (loss) from continuing operations                (31,352)         18,446          (9,361)         34,434
                                                             ------------    ------------    ------------    ------------

Other income (expense):
     Interest and financing expense, net                          (23,504)        (24,276)        (46,800)        (44,297)
     Equity in net loss of unconsolidated affiliates               (2,924)         (2,524)         (7,685)         (4,605)
     Other, net                                                     1,380             807           2,027           1,319
                                                             ------------    ------------    ------------    ------------
         Total other income (expense)                             (25,048)        (25,993)        (52,458)        (47,583)
                                                             ------------    ------------    ------------    ------------

Minority interest in net loss of consolidated subsidiaries            747                             939
                                                             ------------                    ------------

Net loss from continuing operations                          $    (55,653)   $     (7,547)        (60,880)        (13,149)
                                                             ============    ============    ============    ============

Net (loss) from discontinued operations                             7,709         (45,493)        (82,152)       (104,041)
Cost of discontinuance                                                                            (18,500)
                                                             ------------    ------------    ------------    ------------
         Total discontinued operations                              7,709         (45,493)       (100,652)       (104,041)
                                                             ------------    ------------    ------------    ------------
         Net loss                                            $    (47,944)   $    (53,040)   $   (161,532)   $   (117,190)
                                                             ============    ============    ============    ============

Basic loss per common share
     Continuing operations                                          (0.73)          (0.10)          (0.79)          (0.17)
     Total discontinued operations                                   0.10           (0.60)          (1.31)          (1.37)
                                                             ------------    ------------    ------------    ------------
Basic loss per common share                                  $      (0.63)   $      (0.70)   $      (2.10)   $      (1.54)
                                                             ============    ============    ============    ============

Weighted average common shares used in computing
      basic loss per common share                              76,611,000      75,831,000      76,734,000      75,804,000
                                                             ============    ============    ============    ============

Comprehensive income (loss)
     Net loss                                                     (47,944)                       (161,532)
     Other comprehensive income:
         Foreign currency translation adjustment                     (333)                           (181)
                                                             ------------                    ------------
Total Comprehensive loss                                     $    (48,277)                   $   (161,713)
                                                             ============                    ============

Supplemental data:
     EBITDA (operating income before non-cash charges)       $     61,748    $     35,938    $    106,180    $     69,476
                                                             ============    ============    ============    ============

     Ending Subscribers                                           737,600         583,300         737,600         583,300
                                                             ============    ============    ============    ============


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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   WESTERN WIRELESS CORPORATION

                                   Dated:  July 26, 1999

                                   By    /s/ Alan R. Bender
                                     -------------------------------
                                   Alan R. Bender
                                   Senior Vice President,
                                   General Counsel and Secretary